Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Investor Relations and Corporate Finance
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2021
OF $225 MILLION AND DILUTED EARNINGS PER SHARE OF $1.57

Pasadena, California – July 22, 2021 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, today reported its financial results for the second quarter of 2021. Net income for the second quarter of 2021 was $224.7 million, or $1.57 per diluted share. Second quarter 2021 return on average assets was 1.56% and return on average equity was 16.6%.

“East West had a very strong quarter of robust growth, expanding profitability and improving asset quality,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “As of June 30, 2021, our total loans reached a record $40.1 billion and our total deposits reached a record $52.6 billion.”

“Excluding the impact of the Paycheck Protection Program, loans grew by 12% annualized in the second quarter, with solid growth across our residential mortgage, commercial, and commercial real estate loan portfolios. Total deposits grew by 25% annualized, and noninterest-bearing demand deposits reached 41% of total deposits as of June 30, 2021. Our diversified growth reflects the strength of our business model, our commercial and consumer customer mix, and our geographic footprint in dynamic metropolitan areas of the United States.”

“Quarter-over-quarter, our revenue grew by 17% annualized and operating expenses decreased, driving adjusted pre-tax, pre-provision income growth of 33% annualized and expanding profitability,” continued Ng. “Our solid financial performance for the second quarter resulted in adjusted pre-tax, pre-provision profitability1 of 2.0% and a return on average tangible equity2 of 18.3%.”

“Asset quality continues to be healthy. Criticized loans fell by 15% quarter-over-quarter; net charge-offs were 0.13% of average loans, annualized, and the nonperforming assets ratio declined by seven basis points to 0.38% of total assets. Accordingly, we recorded a negative $15.0 million provision for credit losses in the second quarter.”

“We are pleased with our results this quarter and are positive about our outlook for the rest of the year,” concluded Ng. “The hard work and outstanding execution by all our associates builds a strong foundation for East West’s continued growth and success in the years to come. We are well poised to help our communities and customers thrive as the economy expands.”

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[2] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

BALANCE SHEET

•Record Assets – Total assets reached $59.9 billion as of June 30, 2021, up by $3.0 billion, or 21% annualized, from $56.9 billion as of March 31, 2021.

Second quarter 2021 average interest-earning assets of $54.9 billion grew by $2.0 billion, or 16% linked quarter annualized. The growth in average interest-earning assets consisted of a $1.5 billion increase in average available-for-sale (“AFS”) debt securities, an $893.0 million increase in average loans, and a $667.7 million increase in average assets purchased under resale agreements (“resale agreements”), partially offset by a $1.0 billion decrease in average interest-bearing cash and deposits with banks. The increase in average AFS debt securities and resale agreements largely reflected activity during the first quarter of 2021; on an end-of-period basis, AFS debt securities increased by $610.2 million and resale agreements increased by $139.1 million between June 30, 2021, and March 31, 2021.

•Record Loans – Total loans reached $40.1 billion as of June 30, 2021, up by $484.6 million, or 5% annualized, from $39.6 billion as of March 31, 2021. Excluding Paycheck Protection Program (“PPP”) loans of $1.4 billion as of June 30, 2021, total loans grew by $1.1 billion, or 12% linked quarter annualized. During the second quarter of 2021, $695.5 million of PPP loans outstanding were forgiven by the Small Business Administration. The Company funded 5,523 new PPP loans totaling $896.5 million in the first half of 2021.

Second quarter 2021 average loans of $39.6 billion grew by $893.0 million, or 9% linked quarter annualized. Excluding PPP loans, average loans grew by $953.6 million, or 10% annualized, from the first quarter of 2021. The strong loan growth during the quarter was broad-based, with the strongest growth from average residential mortgage loans, which increased by 19% linked quarter annualized. Average total CRE loans grew by 8% linked quarter annualized, and average C&I loans, excluding PPP, grew by 6% linked quarter annualized.

•Record Deposits – Total deposits reached $52.6 billion as of June 30, 2021, up by $3.0 billion, or 25% annualized, from $49.5 billion as of March 31, 2021. Noninterest-bearing demand deposits reached a record $21.8 billion as of June 30, 2021, up by $2.9 billion, or 61% annualized, from $18.9 billion as of March 31, 2021. Noninterest-bearing demand deposits made up 41% of total deposits as of June 30, 2021, up from 38% as of March 31, 2021, or 34% as of June 30, 2020.

Second quarter 2021 average deposits of $50.2 billion grew by $2.3 billion, or 20% linked quarter annualized. Growth in the second quarter was led by noninterest-bearing demand deposits, which increased by 36% linked quarter annualized. Time deposits decreased quarter-over-quarter, reflecting run-off of higher rate certificates of deposit.

•Capital Levels – Capital levels for East West are strong. As of June 30, 2021, stockholders’ equity was $5.5 billion, or $39.10 per common share, and tangible equity3 per common share was $35.75. As of June 30, 2021, the tangible equity to tangible assets ratio3 was 8.54%, the common equity tier 1 (“CET1”) capital ratio was 12.8%, and the total risk-based capital ratio was 14.3%.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

OPERATING RESULTS

Second Quarter Earnings – Second quarter 2021 net income was $224.7 million, or $1.57 per diluted share, an increase of 10% from $205.0 million, or $1.44 per diluted share, for the first quarter of 2021.

Second Quarter 2021 Compared to First Quarter 2021

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $376.5 million, an increase of 26% annualized from $353.7 million. Net interest margin (“NIM”) of 2.75% increased by four basis points from 2.71%.
•Excluding the impact of PPP loans, adjusted NII4 totaled $361.1 million, an increase of 27% annualized from $338.7 million. Adjusted NIM4 of 2.73% expanded by three basis points from 2.70%. PPP loans contributed $15.4 million to NII in the second quarter, compared with $15.0 million in the first quarter.
•NII growth reflected higher interest income, due to average loan, AFS debt securities and resale agreement volume growth, and decreased interest expense, due to a lower cost of deposits, a reduction of time deposit balances and pay off of FHLB advances. During the second quarter, $400.0 million of FHLB advances with an average rate of 2.25% matured.
•The yield on average earning assets of 2.92% was relatively stable quarter-over-quarter, contracting by one basis point from 2.93%. The average loan yield of 3.57% was likewise relatively stable, contracting by one basis point from 3.58%. Quarter-over-quarter, yields on AFS debt securities and resale agreements were lower, but the overall mix of earning assets was higher yielding due to a reduction of average interest-bearing cash and deposits with banks.
•The average cost of deposits of 0.14% decreased by four basis points from 0.18%. The average cost of interest-bearing deposits of 0.24% decreased by six basis points from 0.30%. The decrease in the cost of deposits primarily reflects continued downward repricing of time deposits to market rates, and a reduction in rates paid on money market accounts.

Noninterest Income
Noninterest income totaled $68.4 million in the second quarter, down from $72.9 million in the first quarter. Quarter-over-quarter growth in foreign exchange income, lending fees, deposit account fees, and wealth management fees drove a 15% increase in customer-driven fee income. However, the growth in customer-driven fee income was offset by an unfavorable change in the credit valuation adjustment of interest rate contracts and other derivatives.
•Included in interest rate contracts and other derivative income are fair value changes primarily due to the quarter-over-quarter change in the credit valuation adjustment. These fair value changes amounted to a $5.4 million loss in the second quarter, reflecting a quarter-over-quarter decline in long-term benchmark interest rates. In the first quarter, the comparable amount was a $14.1 million gain, reflecting an increase in long-term benchmark interest rates during the period.
•Other investment income totaled $7.6 million in the second quarter, up from $0.9 million in the first quarter, reflecting increased valuations of Community Reinvestment Act-related investments.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

Noninterest Expense
Noninterest expense totaled $189.5 million. Second quarter noninterest expense consisted of $161.5 million of adjusted noninterest expense5, $27.3 million in amortization of tax credit and other investments, and $0.7 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $161.5 million decreased by 2% from $165.0 million in the first quarter. Compensation and employee benefits expense decreased from a seasonally higher first quarter.
•Amortization of tax credit and other investments totaled $27.3 million, an increase from $25.4 million in the first quarter. Second quarter amortization of tax credit and other investments included $0.9 million of recoveries related to DC Solar tax credit investments. These recoveries amounted to $0.6 million after tax.
•The adjusted efficiency ratio5 was 36.3% in the second quarter, an improvement from 38.7% in the first quarter.

TAX RELATED ITEMS

Second quarter 2021 income tax expense was $45.6 million and the effective tax rate was 17%. Year-to-date for the first six months of 2021, the effective tax rate was 15%. For the full year, the Company expects the effective tax rate to be approximately 15%.

ASSET QUALITY

Quarter-over-quarter, criticized loans fell by $184.9 million, or 15%, with decreases of 23% in special mention and 9% in classified loans. The allowance for loan losses (“ALLL”) totaled $585.7 million, or 1.46% of loans held-for-investment (“HFI”), as of June 30, 2021, compared with $607.5 million, or 1.53% of loans HFI, as of March 31, 2021.
1
•Quarter-over-quarter, the ALLL decreased by $21.8 million, and the ALLL coverage ratio of loans HFI decreased by seven basis points. The change in the ALLL reflects an improved macroeconomic forecast, improved loan risk ratings, and lower expected losses over the expected life of the loans.
•As a result of the improvements noted above, during the second quarter of 2021, the Company recorded a negative $15.0 million provision for credit losses.
•Second quarter 2021 net charge-offs were $13.3 million, or annualized 0.13% of average loans HFI, down by $131 thousand, or one basis point, from $13.4 million, or annualized 0.14% of average loans HFI, for the first quarter of 2021.
•As of June 30, 2021, criticized loans totaled $1,032.0 million, or 2.58% of loans HFI, an improvement of 49 basis points from $1,216.9 million, or 3.07% of loans HFI, as of March 31, 2021. Special mention loans decreased by 23% to $386.8 million as of June 30, 2021, down from $504.2 million as of March 31, 2021. Classified loans decreased by 9% to $645.2 million as of June 30, 2021, down from $712.7 million as of March 31, 2021.
•Nonperforming assets were $225.7 million, or 0.38% of total assets, as of June 30, 2021, compared with $258.1 million, or 0.45% of total assets, as of March 31, 2021.

[5] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios as of June 30, 2021, March 31, 2021, and June 30, 2020.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	June 30, 2021 (a)	March 31, 2021 (a)	June 30, 2020 (a)	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)
Risk-Based Capital Ratios:
CET1 capital ratio	12.8%	12.7%	12.7%	4.5%	6.5%	7.0%
Tier 1 capital ratio	12.8%	12.7%	12.7%	6.0%	8.0%	8.5%
Total capital ratio	14.3%	14.3%	14.4%	8.0%	10.0%	10.5%
Leverage ratio	9.1%	9.1%	9.7%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$40,609	$39,572	$36,199	N/A	N/A	N/A

N/A Not applicable.
(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its June 30, 2021, March 31, 2021 and June 30, 2020 regulatory capital ratios. The Company’s June 30, 2021 regulatory capital ratios and RWA are preliminary.
(b)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared third quarter 2021 dividends for the Company’s common stock. The common stock cash dividend of $0.33 per share is payable on August 16, 2021, to stockholders of record on August 2, 2021.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock. East West did not repurchase any shares during the second quarter of 2021, and has not repurchased any shares since the first quarter of 2020, under this authorization.

Conference Call

East West will host a conference call to discuss second quarter 2021 earnings with the public on Thursday, July 22, 2021 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses second quarter 2021 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on July 22, 2021 at 11:30 a.m. PT through August 22, 2021. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 10157563.

About East West

East West Bancorp, Inc. is a public company with total assets of $59.9 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California, operating over 120 locations in the United States and in China. The Company’s markets in the United States include California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (the “SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are statements that are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control, such as the future impacts of the COVID-19 pandemic. These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance and/or business. They usually can be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar expressions, and the negative thereof. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such differences, some of which are beyond the Company’s control, include, but are not limited to: changes in the U.S. economy, including an economic slowdown, inflation, deflation, housing prices, employment levels, rate of growth and general business conditions; changes in local, regional and global business, economic and political conditions and geopolitical events; the impacts of the ongoing COVID-19 pandemic and any other pandemic, epidemic or health-related crisis; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the SEC, the Consumer Financial Protection Bureau and the California Department of Financial Protection and Innovation - Division of Financial Institutions, and the SBA; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; fluctuations in the Company’s stock price; changes in income tax laws and regulations; the Company’s ability to compete effectively against financial institutions in its banking markets and other entities, including as a result of emerging technologies; the soundness of other financial institutions; success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; impact of the benchmark interest rate reform in the U.S. including the transition away from USD LIBOR to alternative reference rates; impact of a communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks, and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused and materially impact the Company’s ability to provide services to its clients; adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; impact on the Company’s international operations due to political developments, disease pandemics, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from the Company’s interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; impact of other potential federal tax changes and spending cuts; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; impact on the Company’s liquidity due to changes in the Company’s ability to pay dividends and repurchase common stock and to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; impact of climate change, social and sustainability concerns; significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of allowance for credit losses on securities held in the Company’s AFS debt securities portfolio; and impact of natural or man-made disasters or calamities, such as wildfires and earthquakes, which are particular to California, or conflicts, terrorism or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s 2020 Form 10-K under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

					June 30, 2021 % or Basis Point Change
	June 30, 2021	March 31, 2021	June 30, 2020		Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$626,716	$582,270	$602,974		7.6%		3.9%
Interest-bearing cash with banks	5,371,089	4,036,863	3,930,528		33.1		36.7
Cash and cash equivalents	5,997,805	4,619,133	4,533,502		29.8		32.3
Interest-bearing deposits with banks	830,279	741,923	531,591		11.9		56.2
Assets purchased under resale agreements (“resale agreements”)	2,299,184	2,160,038	1,260,000		6.4		82.5
Available-for-sale (“AFS”) debt securities (amortized cost of $8,411,142, $7,904,546 and $3,823,714)	8,399,460	7,789,213	3,884,574		7.8		116.2
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	76,931	83,250	78,963		(7.6)		(2.6)
Loans held-for-sale (“HFS”)	1,819	—	3,875		100.0		(53.1)
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $585,724, $607,506 and $632,071)	39,485,775	38,981,242	36,597,341		1.3		7.9
Investments in qualified affordable housing partnerships, net	287,432	284,862	201,888		0.9		42.4
Investments in tax credit and other investments, net	364,187	361,438	251,318		0.8		44.9
Goodwill	465,697	465,697	465,697		—		—
Operating lease right-of-use assets	102,609	94,483	94,898		8.6		8.1
Other assets	1,543,698	1,292,867	1,503,946		19.4		2.6
Total assets	$59,854,876	$56,874,146	$49,407,593		5.2%		21.1%

Liabilities and Stockholders’ Equity
Deposits	$52,582,575	$49,547,136	$40,672,678		6.1%		29.3%
Short-term borrowings	—	—	252,851		—		(100.0)
FHLB advances	248,464	653,035	656,759		(62.0)		(62.2)
Assets sold under repurchase agreements (“repurchase agreements”)	300,000	300,000	300,000		—		—
Long-term debt and finance lease liabilities	151,997	152,195	1,580,442	(1)	(0.1)		(90.4)
Operating lease liabilities	110,105	101,828	102,708		8.1		7.2
Accrued expenses and other liabilities	914,187	834,925	854,912		9.5		6.9
Total liabilities	54,307,328	51,589,119	44,420,350		5.3		22.3
Stockholders’ equity	5,547,548	5,285,027	4,987,243		5.0		11.2
Total liabilities and stockholders’ equity	$59,854,876	$56,874,146	$49,407,593		5.2%		21.1%

Book value per common share	$39.10	$37.26	$35.25		4.9%		10.9%
Tangible equity (2) per common share	$35.75	$33.90	$31.86		5.5		12.2
Number of common shares at period-end	141,878	141,843	141,486		0.0		0.3
Tangible equity to tangible assets ratio (2)	8.54%	8.53%	9.21%		1	bp	(67)	bps

(1)Includes $1.43 billion of advances from the Federal Reserve Paycheck Protection Program Liquidity Facility (“PPPLF”) as of June 30, 2020.
(2)See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2021 % Change
	June 30, 2021	March 31, 2021	June 30, 2020	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$13,790,461	$14,081,110	$13,422,691	(2.1)%	2.7%
Commercial real estate (“CRE”):
CRE	11,711,369	11,563,034	10,902,114	1.3	7.4
Multifamily residential	3,219,796	3,066,515	3,032,385	5.0	6.2
Construction and land	460,678	459,254	567,716	0.3	(18.9)
Total CRE	15,391,843	15,088,803	14,502,215	2.0	6.1
Consumer:
Residential mortgage:
Single-family residential	8,869,370	8,524,287	7,660,094	4.0	15.8
Home equity lines of credit (“HELOCs”)	1,872,166	1,749,172	1,461,951	7.0	28.1
Total residential mortgage	10,741,536	10,273,459	9,122,045	4.6	17.8
Other consumer	147,659	145,376	182,461	1.6	(19.1)
Total loans HFI (2)	40,071,499	39,588,748	37,229,412	1.2	7.6
Loans HFS	1,819	—	3,875	100.0	(53.1)
Total loans (2)	40,073,318	39,588,748	37,233,287	1.2	7.6
Allowance for loan losses	(585,724)	(607,506)	(632,071)	(3.6)	(7.3)
Net loans (2)	$39,487,594	$38,981,242	$36,601,216	1.3	7.9

Deposits:
Noninterest-bearing demand	$21,816,721	$18,919,298	$13,940,420	15.3%	56.5%
Interest-bearing checking	6,762,178	7,005,693	5,280,887	(3.5)	28.1
Money market	12,853,812	12,218,957	10,002,624	5.2	28.5
Savings	2,719,106	2,604,355	2,186,199	4.4	24.4
Time deposits	8,430,758	8,798,833	9,262,548	(4.2)	(9.0)
Total deposits	$52,582,575	$49,547,136	$40,672,678	6.1%	29.3%

(1)Includes $1.43 billion, $2.07 billion and $1.75 billion of Paycheck Protection Program (“PPP”) loans as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively.
(2)Includes net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(67.0) million, $(76.9) million and $(72.1) million as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively. Net origination fees related to PPP loans were $(25.9) million, $(34.3) million and $(25.4) million as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended				June 30, 2021 % Change
	June 30, 2021	March 31, 2021	June 30, 2020		Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$399,333	$381,386	$398,776		4.7%	0.1%
Interest expense	22,860	27,691	55,001		(17.4)	(58.4)
Net interest income before provision for credit losses	376,473	353,695	343,775		6.4	9.5
(Reversal of) provision for credit losses	(15,000)	—	102,443		(100.0)	NM
Net interest income after provision for credit losses	391,473	353,695	241,332		10.7	62.2
Noninterest income	68,431	72,866	55,707	(2)	(6.1)	22.8
Noninterest expense	189,523	191,077	184,766	(2)	(0.8)	2.6
Income before income taxes	270,381	235,484	112,273		14.8	140.8
Income tax expense	45,639	30,490	12,921		49.7	253.2
Net income	$224,742	$204,994	$99,352		9.6%	126.2%
Earnings per share (“EPS”)
- Basic	$1.58	$1.45	$0.70		9.5%	125.6%
- Diluted	$1.57	$1.44	$0.70		9.5	124.3
Weighted-average number of shares outstanding
- Basic	141,868	141,646	141,486		0.2%	0.3%
- Diluted	143,040	142,844	141,827		0.1	0.9

	Three Months Ended				June 30, 2021 % Change
	June 30, 2021	March 31, 2021	June 30, 2020		Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$21,092	$18,357	$21,946		14.9%	(3.9)%
Deposit account fees	17,342	15,383	10,872		12.7	59.5
Interest rate contracts and other derivative (loss) income	(3,172)	16,997	6,107		NM	NM
Foreign exchange income	13,007	9,526	4,562		36.5	185.1
Wealth management fees	7,951	6,911	3,091		15.0	157.2
Net gains on sales of loans	1,491	1,781	132		(16.3)	NM
Gains on sales of AFS debt securities	632	192	9,640		229.2	(93.4)
Other investment income (expense)	7,596	925	(1,964)	(2)	721.2	NM
Other income	2,492	2,794	1,321		(10.8)	88.6
Total noninterest income	$68,431	$72,866	$55,707	(2)	(6.1)%	22.8%
Noninterest expense:
Compensation and employee benefits	$105,426	$107,808	$96,955		(2.2)%	8.7%
Occupancy and equipment expense	15,377	15,922	16,217		(3.4)	(5.2)
Deposit insurance premiums and regulatory assessments	4,274	3,876	3,700		10.3	15.5
Deposit account expense	3,817	3,892	3,353		(1.9)	13.8
Data processing	4,035	4,478	4,480		(9.9)	(9.9)
Computer software expense	7,521	7,159	7,301		5.1	3.0
Consulting expense	1,868	1,475	1,413		26.6	32.2
Legal expense	1,975	1,502	1,530		31.5	29.1
Other operating expense	17,939	19,607	19,248		(8.5)	(6.8)
Amortization of tax credit and other investments	27,291	25,358	21,829	(2)	7.6	25.0
Repurchase agreements’ extinguishment cost	—	—	8,740		—	(100.0)
Total noninterest expense	$189,523	$191,077	$184,766	(2)	(0.8)%	2.6%

NM - Not meaningful.
(1)Includes $15.4 million, $15.0 million and $21.3 million of interest income related to PPP loans for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.
(2)Starting fourth quarter of 2020, the Company has reclassified certain income/losses from equity method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. June 30, 2020 comparative amounts have been revised to conform with the current presentation.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended			June 30, 2021 % Change
	June 30, 2021	June 30, 2020		Yr-o-Yr
Interest and dividend income (1)	$780,719	$847,966		(7.9)%
Interest expense	50,551	141,484		(64.3)
Net interest income before provision for credit losses	730,168	706,482		3.4
(Reversal of ) provision for credit losses	(15,000)	176,313		NM
Net interest income after provision for credit losses	745,168	530,169		40.6
Noninterest income	141,297	111,213	(2)	27.1
Noninterest expense	380,600	365,099	(2)	4.2
Income before income taxes	505,865	276,283		83.1
Income tax expense	76,129	32,107		137.1
Net income	$429,736	$244,176		76.0%
EPS
- Basic	$3.03	$1.71		77.7%
- Diluted	$3.01	$1.70		76.7
Weighted-average number of shares outstanding
- Basic	141,758	143,150		(1.0)%
- Diluted	142,963	143,560		(0.4)

	Six Months Ended			June 30, 2021 % Change
	June 30, 2021	June 30, 2020		Yr-o-Yr
Noninterest income:
Lending fees	$39,449	$37,719		4.6%
Deposit account fees	32,725	21,319		53.5
Interest rate contracts and other derivative income	13,825	13,180		4.9
Foreign exchange income	22,533	12,381		82.0
Wealth management fees	14,862	8,444		76.0
Net gains on sales of loans	3,272	1,082		202.4
Gains on sales of AFS debt securities	824	11,169		(92.6)
Other investment income	8,521	1,414	(2)	502.6
Other income	5,286	4,505		17.3
Total noninterest income	$141,297	$111,213	(2)	27.1%
Noninterest expense:
Compensation and employee benefits	$213,234	$198,915		7.2%
Occupancy and equipment expense	31,299	33,293		(6.0)
Deposit insurance premiums and regulatory assessments	8,150	7,127		14.4
Deposit account expense	7,709	6,916		11.5
Data processing	8,513	8,306		2.5
Computer software expense	14,680	13,467		9.0
Consulting expense	3,343	2,630		27.1
Legal expense	3,477	4,727		(26.4)
Other operating expense	37,546	40,367		(7.0)
Amortization of tax credit and other investments	52,649	40,611	(2)	29.6
Repurchase agreements’ extinguishment cost	—	8,740		(100.0)
Total noninterest expense	$380,600	$365,099	(2)	4.2%

NM - Not meaningful.
(1)Includes $30.4 million and $21.3 million of interest income related to PPP loans for the six months ended June 30, 2021 and 2020, respectively.
(2)Starting fourth quarter of 2020, the Company has reclassified certain income/losses from equity method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. June 30, 2020 comparative amounts have been revised to conform with the current presentation.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2021 % Change		Six Months Ended		June 30, 2021 % Change
	June 30, 2021	March 31, 2021	June 30, 2020	Qtr-o-Qtr	Yr-o-Yr	June 30, 2021	June 30, 2020	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$13,811,966	$13,693,869	$13,560,719	0.9%	1.9%	$13,753,244	$12,863,449	6.9%
CRE:
CRE	11,616,916	11,325,679	10,812,399	2.6	7.4	11,472,102	10,649,041	7.7
Multifamily residential	3,125,001	3,042,079	2,987,311	2.7	4.6	3,083,769	2,938,577	4.9
Construction and land	477,860	549,337	594,965	(13.0)	(19.7)	513,401	618,022	(16.9)
Total CRE	15,219,777	14,917,095	14,394,675	2.0	5.7	15,069,272	14,205,640	6.1
Consumer:
Residential mortgage:
Single-family residential	8,650,706	8,315,052	7,506,546	4.0	15.2	8,483,806	7,381,956	14.9
HELOCs	1,800,213	1,666,233	1,444,933	8.0	24.6	1,733,593	1,443,692	20.1
Total residential mortgage	10,450,919	9,981,285	8,951,479	4.7	16.8	10,217,399	8,825,648	15.8
Other consumer	139,608	137,058	234,900	1.9	(40.6)	138,340	253,134	(45.3)
Total loans (2)	$39,622,270	$38,729,307	$37,141,773	2.3%	6.7%	$39,178,255	$36,147,871	8.4%

Interest-earning assets	$54,901,209	$52,852,045	$45,413,242	3.9%	20.9%	$53,882,288	$43,887,886	22.8%
Total assets	$57,771,837	$55,594,283	$48,228,914	3.9%	19.8%	$56,689,075	$46,492,211	21.9%

Deposits:
Noninterest-bearing demand	$19,717,315	$18,093,696	$13,534,873	9.0%	45.7%	$18,909,991	$12,326,291	53.4%
Interest-bearing checking	6,671,358	6,393,034	4,687,178	4.4	42.3	6,532,965	4,844,425	34.9
Money market	12,596,515	11,573,847	9,893,816	8.8	27.3	12,088,006	9,453,599	27.9
Savings	2,676,865	2,674,476	2,149,965	0.1	24.5	2,675,677	2,113,118	26.6
Time deposits	8,518,936	9,112,662	9,634,696	(6.5)	(11.6)	8,814,159	9,949,351	(11.4)
Total deposits	$50,180,989	$47,847,715	$39,900,528	4.9%	25.8%	$49,020,798	$38,686,784	26.7%

Interest-bearing liabilities	$31,394,114	$30,863,568	$28,362,618	1.7%	10.7%	$31,130,307	$27,977,979	11.3%
Stockholders’ equity	$5,425,952	$5,338,098	$4,982,446	1.6%	8.9%	$5,382,267	$5,002,226	7.6%

(1)Includes average balances of PPP loans of $1.87 billion, $1.93 billion and $1.47 billion for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively, and $1.90 billion and $732.5 million for the six months ended June 30, 2021 and 2020, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2021			March 31, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,072,225	$3,628	0.29%	$6,117,799	$3,632	0.24%
Resale agreements	2,129,567	8,021	1.51%	1,461,900	6,099	1.69%
AFS debt securities	7,997,005	34,690	1.74%	6,459,875	29,100	1.83%
Loans (2)	39,622,270	352,453	3.57%	38,729,307	342,008	3.58%
FHLB and FRB stock	80,142	541	2.71%	83,164	547	2.67%
Total interest-earning assets	54,901,209	399,333	2.92%	52,852,045	381,386	2.93%

Noninterest-earning assets:
Cash and due from banks	600,053			580,277
Allowance for loan losses	(607,523)			(618,589)
Other assets	2,878,098			2,780,550
Total assets	$57,771,837			$55,594,283

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,671,358	$3,777	0.23%	$6,393,034	$4,214	0.27%
Money market deposits	12,596,515	3,712	0.12%	11,573,847	4,711	0.17%
Savings deposits	2,676,865	2,078	0.31%	2,674,476	1,741	0.26%
Time deposits	8,518,936	8,431	0.40%	9,112,662	11,156	0.50%
Federal funds purchased and other short-term borrowings	336	—	—%	4,703	42	3.62%
FHLB advances	474,887	2,099	1.77%	652,758	3,069	1.91%
Repurchase agreements	303,118	1,991	2.63%	300,000	1,978	2.67%
Long-term debt and finance lease liabilities	152,099	772	2.04%	152,088	780	2.08%
Total interest-bearing liabilities	31,394,114	22,860	0.29%	30,863,568	27,691	0.36%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	19,717,315			18,093,696
Accrued expenses and other liabilities	1,234,456			1,298,921
Stockholders’ equity	5,425,952			5,338,098
Total liabilities and stockholders’ equity	$57,771,837			$55,594,283

Interest rate spread			2.63%			2.57%
Net interest income and net interest margin		$376,473	2.75%		$353,695	2.71%
Adjusted net interest income and adjusted net interest margin (3)		$361,096	2.73%		$338,678	2.70%

(1)Annualized.
(2)Includes loans HFS.
(3)Net interest income and net interest margin for the three months ended June 30, 2021 and March 31, 2021 have been adjusted for the impact of PPP loans. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2021			June 30, 2020
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate (1)	Balance		Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,072,225	$3,628	0.29%	$3,435,920		$4,564	0.53%
Resale agreements	2,129,567	8,021	1.51%	1,037,473		5,514	2.14%
AFS debt securities	7,997,005	34,690	1.74%	3,719,209		21,004	2.27%
Loans (2)	39,622,270	352,453	3.57%	37,141,773		367,393	3.98%
FHLB and FRB stock	80,142	541	2.71%	78,867		301	1.54%
Total interest-earning assets	54,901,209	399,333	2.92%	45,413,242		398,776	3.53%

Noninterest-earning assets:
Cash and due from banks	600,053			498,908
Allowance for loan losses	(607,523)			(566,473)
Other assets	2,878,098			2,883,237
Total assets	$57,771,837			$48,228,914

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,671,358	$3,777	0.23%	$4,687,178		$5,404	0.46%
Money market deposits	12,596,515	3,712	0.12%	9,893,816		8,093	0.33%
Savings deposits	2,676,865	2,078	0.31%	2,149,965		1,445	0.27%
Time deposits	8,518,936	8,431	0.40%	9,634,696		31,457	1.31%
Federal funds purchased and other short-term borrowings	336	—	—%	242,185		265	0.44%
FHLB advances	474,887	2,099	1.77%	653,665		3,343	2.06%
Repurchase agreements	303,118	1,991	2.63%	418,681		3,540	3.40%
Long-term debt and finance lease liabilities	152,099	772	2.04%	682,432	(3)	1,454	0.86%
Total interest-bearing liabilities	31,394,114	22,860	0.29%	28,362,618		55,001	0.78%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	19,717,315			13,534,873
Accrued expenses and other liabilities	1,234,456			1,348,977
Stockholders’ equity	5,425,952			4,982,446
Total liabilities and stockholders’ equity	$57,771,837			$48,228,914

Interest rate spread			2.63%				2.75%
Net interest income and net interest margin		$376,473	2.75%			$343,775	3.04%
Adjusted net interest income and adjusted net interest margin (4)		$361,096	2.73%			$322,949	2.96%

(1)Annualized.
(2)Includes loans HFS.
(3)Primarily includes average balances of PPPLF, which was repaid in full during the fourth quarter of 2020.
(4)Net interest income and net interest margin for the three months ended June 30, 2021 and June 30, 2020 have been adjusted for the impact of PPP loans. Net interest margin for the three months ended June 30, 2020 has been adjusted for advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate (1)	Balance		Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,592,124	$7,260	0.26%	$3,204,463		$15,672	0.98%
Resale agreements (2)	1,797,578	14,120	1.58%	959,807		11,139	2.33%
AFS debt securities	7,232,686	63,790	1.78%	3,496,974		41,146	2.37%
Loans (3)	39,178,255	694,461	3.57%	36,147,871		779,262	4.34%
FHLB and FRB stock	81,645	1,088	2.69%	78,771		747	1.91%
Total interest-earning assets	53,882,288	780,719	2.92%	43,887,886		847,966	3.89%

Noninterest-earning assets:
Cash and due from banks	590,219			504,710
Allowance for loan losses	(613,026)			(529,385)
Other assets	2,829,594			2,629,000
Total assets	$56,689,075			$46,492,211

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,532,965	$7,991	0.25%	$4,844,425		$15,650	0.65%
Money market deposits	12,088,006	8,423	0.14%	9,453,599		30,341	0.65%
Savings deposits	2,675,677	3,819	0.29%	2,113,118		3,262	0.31%
Time deposits	8,814,159	19,587	0.45%	9,949,351		73,549	1.49%
Federal funds purchased and other short-term borrowings	2,508	42	3.38%	151,081		821	1.09%
FHLB advances	563,331	5,168	1.85%	673,511		7,509	2.24%
Repurchase agreements (2)	301,567	3,969	2.65%	375,549		7,531	4.03%
Long-term debt and finance lease liabilities	152,094	1,552	2.06%	417,345	(4)	2,821	1.36%
Total interest-bearing liabilities	31,130,307	50,551	0.33%	27,977,979		141,484	1.02%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	18,909,991			12,326,291
Accrued expenses and other liabilities	1,266,510			1,185,715
Stockholders’ equity	5,382,267			5,002,226
Total liabilities and stockholders’ equity	$56,689,075			$46,492,211

Interest rate spread			2.59%				2.87%
Net interest income and net interest margin		$730,168	2.73%			$706,482	3.24%
Adjusted net interest income and adjusted net interest margin (5)		$699,774	2.71%			$685,656	3.20%

(1)Annualized.
(2)Average balances of resale and repurchase agreements for the six months ended June 30, 2020 have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale and gross repurchase agreements for the six months ended June 30, 2020 were 2.32% and 3.76%, respectively.
(3)Includes loans HFS.
(4)Primarily includes average balances of PPPLF, which was repaid in full during the fourth quarter of 2020.
(5)Net interest income and net interest margin for the six months ended June 30, 2021 and June 30, 2020 have been adjusted for the impact of PPP loans. Net interest margin for the six months ended June 30, 2020 has been adjusted for advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				June 30, 2021 Basis Point Change
	June 30, 2021	March 31, 2021	June 30, 2020		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.56%	1.50%	0.83%		6	bps	73	bps
Return on average equity	16.61%	15.57%	8.02%		104		859
Return on average tangible equity (2)	18.28%	17.17%	8.96%		111		932
Interest rate spread	2.63%	2.57%	2.75%		6		(12)
Net interest margin	2.75%	2.71%	3.04%		4		(29)
Adjusted net interest margin (2)	2.73%	2.70%	2.96%		3		(23)
Average loan yield	3.57%	3.58%	3.98%		(1)		(41)
Adjusted average loan yield (2)	3.58%	3.60%	3.90%		(2)		(32)
Yield on average interest-earning assets	2.92%	2.93%	3.53%		(1)		(61)
Average cost of interest-bearing deposits	0.24%	0.30%	0.71%		(6)		(47)
Average cost of deposits	0.14%	0.18%	0.47%		(4)		(33)
Average cost of funds	0.18%	0.23%	0.53%		(5)		(35)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.97%	1.91%	2.05%		6		(8)
Adjusted noninterest expense/average assets (2)	1.12%	1.20%	1.28%		(8)		(16)
Efficiency ratio	42.60%	44.79%	46.25%		(219)		(365)
Adjusted efficiency ratio (2)	36.30%	38.68%	38.37%		(238)	bps	(207)	bps

	Six Months Ended (1)		June 30, 2021 Basis Point Change
	June 30, 2021	June 30, 2020	Yr-o-Yr
Return on average assets	1.53%	1.06%	47	bps
Return on average equity	16.10%	9.82%	628
Return on average tangible equity (2)	17.73%	10.95%	678
Interest rate spread	2.59%	2.87%	(28)
Net interest margin	2.73%	3.24%	(51)
Adjusted net interest margin (2)	2.71%	3.20%	(49)
Average loan yield	3.57%	4.34%	(77)
Adjusted average loan yield (2)	3.59%	4.30%	(71)
Yield on average interest-earning assets	2.92%	3.89%	(97)
Average cost of interest-bearing deposits	0.27%	0.94%	(67)
Average cost of deposits	0.16%	0.64%	(48)
Average cost of funds	0.20%	0.71%	(51)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.94%	2.18%	(24)
Adjusted noninterest expense/average assets (2)	1.16%	1.36%	(20)
Efficiency ratio	43.67%	44.65%	(98)
Adjusted efficiency ratio (2)	37.47%	38.38%	(91)	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13 and 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended June 30, 2021
		Commercial		Consumer		Total
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2021		$394,084	$192,895	$18,509	$2,018	$607,506
(Reversal of) provision for credit losses on loans	(a)	(22,586)	10,747	859	2,209	(8,771)
Gross charge-offs		(10,572)	(4,456)	—	(32)	(15,060)
Gross recoveries		1,338	344	100	3	1,785
Total net (charge-offs) recoveries		(9,234)	(4,112)	100	(29)	(13,275)
Foreign currency translation adjustment		264	—	—	—	264
Allowance for loan losses, June 30, 2021		$362,528	$199,530	$19,468	$4,198	$585,724

		Three Months Ended March 31, 2021
		Commercial		Consumer		Total
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
Provision for (reversal of) credit losses on loans	(a)	3,839	(3,076)	398	(113)	1,048
Gross charge-offs		(8,436)	(7,283)	(179)	(1)	(15,899)
Gross recoveries		760	1,651	80	2	2,493
Total net (charge-offs) recoveries		(7,676)	(5,632)	(99)	1	(13,406)
Foreign currency translation adjustment		(119)	—	—	—	(119)
Allowance for loan losses, March 31, 2021		$394,084	$192,895	$18,509	$2,018	$607,506

		Three Months Ended June 30, 2020
		Commercial		Consumer		Total
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2020		$362,629	$160,367	$30,703	$3,304	$557,003
Provision for (reversal of) credit losses on loans	(a)	37,862	58,749	(1,462)	(849)	94,300
Gross charge-offs		(20,378)	(320)	(221)	(30)	(20,949)
Gross recoveries		602	853	161	93	1,709
Total net (charge-offs) recoveries		(19,776)	533	(60)	63	(19,240)
Foreign currency translation adjustment		8	—	—	—	8
Allowance for loan losses, June 30, 2020		$380,723	$219,649	$29,181	$2,518	$632,071

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Six Months Ended June 30, 2021
		Commercial		Consumer		Total
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
(Reversal of) provision for credit losses on loans	(a)	(18,747)	7,671	1,257	2,096	(7,723)
Gross charge-offs		(19,008)	(11,739)	(179)	(33)	(30,959)
Gross recoveries		2,098	1,995	180	5	4,278
Total net (charge-offs) recoveries		(16,910)	(9,744)	1	(28)	(26,681)
Foreign currency translation adjustment		145	—	—	—	145
Allowance for loan losses, June 30, 2021		$362,528	$199,530	$19,468	$4,198	$585,724

		Six Months Ended June 30, 2020
		Commercial		Consumer		Total
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2019		$238,376	$82,739	$33,792	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	54,168	(5,468)	2,221	125,158
Allowance for loan losses, January 1, 2020		$312,613	$136,907	$28,324	$5,601	$483,445
Provision for (reversal of) credit losses on loans	(a)	98,480	72,947	650	(3,121)	168,956
Gross charge-offs		(32,355)	(1,274)	(221)	(56)	(33,906)
Gross recoveries		2,177	11,069	428	94	13,768
Total net (charge-offs) recoveries		(30,178)	9,795	207	38	(20,138)
Foreign currency translation adjustment		(192)	—	—	—	(192)
Allowance for loan losses, June 30, 2020		$380,723	$219,649	$29,181	$2,518	$632,071

		Three Months Ended			Six Months Ended
		June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$32,529	$33,577	$20,829	$33,577	$11,158
Impact of ASU 2016-13 adoption		—	—	—	—	10,457
(Reversal of) provision for credit losses on unfunded credit commitments	(b)	(6,229)	(1,048)	8,143	(7,277)	7,357
Allowance for unfunded credit commitments, end of period (1)		$26,300	$32,529	$28,972	$26,300	$28,972

Provision for credit losses	(a)+(b)	$(15,000)	$—	$102,443	$(15,000)	$176,313

(1)Included in Accrued expense and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 11

Criticized Loans	June 30, 2021	March 31, 2021	June 30, 2020
Special mention loans	386,807	504,226	575,870
Classified loans	645,180	712,693	683,744
Total criticized loans	$1,031,987	$1,216,919	$1,259,614

Nonperforming Assets	June 30, 2021	March 31, 2021	June 30, 2020
Nonaccrual loans:
Commercial:
C&I	$83,225	$125,536	$84,823
Total CRE	81,573	74,727	57,351
Consumer:
Total residential mortgage	30,489	29,173	34,138
Other consumer	2,503	2,526	2,508
Total nonaccrual loans	197,790	231,962	178,820
Other real estate owned, net	14,914	15,824	19,504
Other nonperforming assets	13,025	10,360	3,890
Total nonperforming assets	$225,729	$258,146	$202,214

Credit Quality Ratios	June 30, 2021	March 31, 2021	June 30, 2020
Annualized quarterly net charge-offs to average loans HFI	0.13%	0.14%	0.21%
Special mention loans to loans HFI	0.97%	1.27%	1.55%
Classified loans to loans HFI	1.61%	1.80%	1.84%
Criticized loans to loans HFI	2.58%	3.07%	3.38%
Nonperforming assets to total assets	0.38%	0.45%	0.41%
Nonaccrual loans to loans HFI	0.49%	0.59%	0.48%
Allowance for loan losses to loans HFI	1.46%	1.53%	1.70%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the extinguishment cost on repurchase agreement. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		June 30, 2021	March 31, 2021	June 30, 2020
Net interest income before provision for credit losses	(a)	$376,473	$353,695	$343,775
Total noninterest income (1)		68,431	72,866	55,707
Total revenue	(b)	$444,904	$426,561	$399,482

Total noninterest expense (1)	(c)	$189,523	$191,077	$184,766
Less: Amortization of tax credit and other investments (1)		(27,291)	(25,358)	(21,829)
Amortization of core deposit intangibles		(710)	(732)	(931)
Repurchase agreements’ extinguishment cost		—	—	(8,740)
Adjusted noninterest expense	(d)	$161,522	$164,987	$153,266
Efficiency ratio	(c)/(b)	42.60%	44.79%	46.25%
Adjusted efficiency ratio	(d)/(b)	36.30%	38.68%	38.37%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$283,382	$261,574	$246,216
Average total assets	(f)	$57,771,837	$55,594,283	$48,228,914
Adjusted pre-tax, pre-provision profitability ratio (2)	(e)/(f)	1.97%	1.91%	2.05%
Adjusted noninterest expense/average assets (2)	(d)/(f)	1.12%	1.20%	1.28%

		Six Months Ended
		June 30, 2021	June 30, 2020
Net interest income before provision for credit losses	(g)	$730,168	$706,482
Total noninterest income (1)		141,297	111,213
Total revenue	(h)	871,465	817,695

Total noninterest expense (1)	(i)	$380,600	$365,099
Less: Amortization of tax credit and other investments (1)		(52,649)	(40,611)
Amortization of core deposit intangibles		(1,442)	(1,884)
Repurchase agreements’ extinguishment cost		—	(8,740)
Adjusted noninterest expense	(j)	$326,509	$313,864
Efficiency ratio	(i)/(h)	43.67%	44.65%
Adjusted efficiency ratio	(j)/(h)	37.47%	38.38%
Adjusted pre-tax, pre-provision income	(h)-(j) = (k)	$544,956	$503,831
Average total assets	(l)	$56,689,075	$46,492,211
Adjusted pre-tax, pre-provision profitability ratio (2)	(k)/(l)	1.94%	2.18%
Adjusted noninterest expense/average assets (2)	(j)/(l)	1.16%	1.36%

(1)In the fourth quarter of 2020, the Company reclassified certain income/losses from equity-method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2021	March 31, 2021	June 30, 2020
Stockholders’ equity	(a)	$5,547,548	$5,285,027	$4,987,243
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(10,309)	(11,151)	(13,490)
Tangible equity	(b)	$5,071,542	$4,808,179	$4,508,056

Total assets	(c)	$59,854,876	$56,874,146	$49,407,593
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(10,309)	(11,151)	(13,490)
Tangible assets	(d)	$59,378,870	$56,397,298	$48,928,406
Total stockholders’ equity to total assets ratio	(a)/(c)	9.27%	9.29%	10.09%
Tangible equity to tangible assets ratio	(b)/(d)	8.54%	8.53%	9.21%

Return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended
		June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income		$224,742	$204,994	$99,352	$429,736	$244,176
Add: Amortization of core deposit intangibles		710	732	931	1,442	1,884
Amortization of mortgage servicing assets		420	414	458	834	1,042
Tax effect of amortization adjustments (2)		(321)	(325)	(394)	(646)	(830)
Tangible net income	(e)	$225,551	$205,815	$100,347	$431,366	$246,272

Average stockholders’ equity		$5,425,952	$5,338,098	$4,982,446	$5,382,267	$5,002,226
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(10,827)	(11,594)	(14,247)	(11,209)	(14,918)
Average tangible equity	(f)	$4,949,428	$4,860,807	$4,502,502	$4,905,361	$4,521,611
Return on average tangible equity (3)	(e)/(f)	18.28%	17.17%	8.96%	17.73%	10.95%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 28.37% for the three and six months ended June 30, 2021, and the three months ended March 31, 2021. Applied statutory tax rate of 28.35% for the three and six months ended June 30, 2020.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. In January 2021, the Company began processing applications under the second round of the SBA’s PPP in response to the Consolidated Appropriations Act, 2021 signed by the President on December 27, 2020. The PPP ended on May 31, 2021.
These loans are included in the Company’s C&I portfolio, have an interest rate of one percent and are 100% guaranteed by the SBA. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPPLF during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020.
Adjusted loan yield and adjusted net interest margin for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, and six months ended June 30, 2021 and 2020 exclude the impact of PPP loans. Net interest margin for the three and six months ended June 30, 2020 has also been adjusted for advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

		Three Months Ended				Six Months Ended
Yield on Average Loans		June 30, 2021	March 31, 2021	June 30, 2020		June 30, 2021	June 30, 2020
Interest income on loans	(a)	$352,453	$342,008	$367,393		$694,461	$779,262
Less: Interest income on PPP loans		(15,377)	(15,017)	(21,289)		(30,394)	(21,289)
Adjusted interest income on loans	(b)	$337,076	$326,991	$346,104		$664,067	$757,973

Average loans	(c)	$39,622,270	$38,729,307	$37,141,773		$39,178,255	$36,147,871
Less: Average PPP loans		(1,870,385)	(1,931,071)	(1,465,013)		(1,900,560)	(732,506)
Adjusted average loans	(d)	$37,751,885	$36,798,236	$35,676,760		$37,277,695	$35,415,365

Average loan yield (1)	(a)/(c)	3.57%	3.58%	3.98%	(1)	3.57%	4.34%
Adjusted average loan yield (1)	(b)/(d)	3.58%	3.60%	3.90%	(1)	3.59%	4.30%

Net Interest Margin
Net interest income	(e)	$376,473	$353,695	$343,775		$730,168	$706,482
Less: Interest income on PPP loans		(15,377)	(15,017)	(21,289)		(30,394)	(21,289)
Add: Interest expense on advances from the PPPLF		—	—	463		—	463
Adjusted net interest income	(f)	$361,096	$338,678	$322,949		$699,774	$685,656

Average interest-earning assets	(g)	$54,901,209	$52,852,045	$45,413,242		$53,882,288	$43,887,886
Less: Average PPP loans		(1,870,385)	(1,931,071)	(1,465,013)		(1,900,560)	(732,506)
Adjusted average interest-earning assets	(h)	$53,030,824	$50,920,974	$43,948,229		$51,981,728	$43,155,380

Net interest margin (1)	(e)/(g)	2.75%	2.71%	3.04%	(1)	2.73%	3.24%
Adjusted net interest margin (1)	(f)/(h)	2.73%	2.70%	2.96%	(1)	2.71%	3.20%

(1)Annualized.